UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): April 10, 2020

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to  Rule  14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻



Explanatory Note

This amendment to the Current Report on Form 8-K filed on April 13, 2020 (the "Original 8-K") is being filed to correct a scrivener’s error to the "Date of Report" on the cover page of such 8-K and the date of resignation of Jason B. Shandell. The Original 8-K incorrectly reported such dates as April 13, 2020, and this amendment corrects the dates to April 10, 2020. Additionally, this amendment clarifies that Dr. Jack Y. Zhang assumed the role and responsibilities of President effective as of April 10, 2020. This amendment does not reflect events occurring after the filing of the Original 8-K, or modify or update those disclosures that may be affected by subsequent events, and no other changes are being made to any other disclosure contained in the Original 8-K.

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2020, the Board of Directors (“Board”) of Amphastar Pharmaceuticals, Inc. (the “Company”) and Jason B. Shandell mutually agreed that Mr. Shandell would resign from his position as President and General Counsel, effective immediately. Mr. Shandell also resigned as a member of the Board, effective immediately. The resignation of Mr. Shandell is not the result of any disagreement with the Company relating to the Company’s operations, policies or practices.

In connection with Mr. Shandell’s departure, Dr. Jack Y. Zhang, the Company’s Chief Executive Officer, Chief Scientific Officer and a member of the Board, assumed the role and responsibilities of President, effective April 10,2020. No changes have been made to the existing compensatory arrangements between the Company and Dr. Zhang. The Company previously reported in its Proxy Statement on Form DEF 14A filed on April 18, 2019, information regarding Dr. Zhang required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K, and such information is hereby incorporated by reference into this Current Report on Form 8-K.

In connection with Mr. Shandell’s departure, the Company and Mr. Shandell have entered into a separation agreement (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Shandell will release all claims he may have against the Company and affirmed his obligations regarding Company confidential information. As consideration for the release of claims, Mr. Shandell will receive $2,425,376 cash, the Company will vest 80% of his unvested options and RSUs, purchase Mr. Shandell’s ownership interest in Amphastar Nanjing Pharmaceuticals Inc., a subsidiary of the Company, at fair market value, and Mr. Shandell will receive three years of healthcare coverage provided by the Company. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Dr. Zhang’s appointment and Mr. Shandell’s departure are further described in the press release furnished as Exhibit 99.1.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 13, 2020 issued by Amphastar Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: April 14, 2020
	By:	/S/WILLIAM J. PETERS
William J. Peters
Chief Financial Officer and Senior Vice President